EXHIBIT 99.1

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

F-2

Balance Sheets

F-3

Statements of Operations

F-4

Statements of Changes in Deficiency in Stockholders’ Equity

F-5

Statements of Cash Flows

F-6

Notes to Financial Statements

F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of R3 Score Technologies, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of R3 Score Technologies, Inc. (the Company) at December 31, 2019 and 2018, and the related statements of operations, changes in deficiency in stockholders’ equity and cash flows for the year ended December 31, 2019 and period from May 2, 2018 (Inception) to December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2019 and 2018, and the results of its operations and its cash flows for the periods then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has sustained losses since Inception and has deficiencies in both working capital and stockholders’ equity. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provide a reasonable basis for our opinion.

/s/ Daszkal Bolton LLP

We have served as the Company’s auditor since 2020.

Ft. Lauderdale, Florida

December 30, 2020

R3 Score Technologies, Inc.

Balance Sheets

ASSETS	June 30, 2020	December 31, 2019	December 31, 2018
CURRENT ASSETS	(unaudited)
Cash	$ 70,618	$ 96,406	$ 18,695
Accounts receivable	2,435	-	-
Total current assets	73,053	96,406	18,695
PROPERTY AND EQUIPMENT
Property and equipment	2,250	2,250	-
Accumulated depreciation	(581)	(206)	-
Net property and equipment	1,669	2,044	-
OTHER ASSETS
Intangible assets, net of accumulated amortization	82,853	49,830	-
Total other assets	82,853	49,830	-
Total Assets	$ 157,575	$ 148,280	$ 18,695
LIABILITIES AND DEFICIENCY IN STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$ 438,616	$ 360,922	$ 192,450
Short-term convertible debt	110,000	110,000	-
Liability to issue common stock	111,989	-	-
Short-term loans and advances from related parties	13,500	13,500	8,500
Total current liabilities	674,105	484,422	200,950
LONG TERM LIABILITIES
Long term convertible debt	415,000	305,000	100,000
SBA Paycheck Protection Program loan	36,789	-	-
Total long term liabilities	451,789	305,000	100,000
Total Liabilities	1,125,894	789,422	300,950
Commitments and Contingencies (note 10)
DEFICIENCY IN STOCKHOLDERS’ EQUITY
Common stock, par $0.00001, 50,000,000 shares authorized, 16,554,455; 16,554,455 and 7,950,000 shares issued and outstanding at June 30, 2020 and December 31, 2019 and 2018	166	166	80
Additional paid-in capital	174,906	174,906	717
Accumulated deficit	(1,143,391)	(816,213)	(283,052)
Total deficiency in stockholders’ equity	(968,319)	(641,141)	(282,255)
Total Liabilities and Deficiency in Stockholders’ Equity	$ 157,575	$ 148,281	$ 18,695

The accompanying notes are an integral part of the financial statements

R3 Score Technologies, Inc.

Statements of Operations

	Six Months Ended June 30,		Year ended December 31,	Period from Inception (May 2, 2018) through December 31,
	2020	2019	2019	2018
REVENUES	(unaudited)	(unaudited)
Revenues	$ 2,435	$ -	$ -	$ -
Total revenue	2,435	-	-	-
OPERATING EXPENSES
Salaries	212,740	57,558	300,895	256,292
General and administrative	62,399	27,067	105,358	20,805
Depreciation and amortization	13,232	-	5,851	-
Professional fees	29,142	130,370	170,525	3,500
Total operating expenses	317,513	214,995	582,629	280,597
Loss from operations	315,078	214,995	582,629	280,597
Other income (expense)
Other income	-	-	65,000
Interest expense	12,100	(4,014)	(15,532)	(2,455)
Total other income (expense)	12,100	(4,014)	49,468	(2,455)
Net loss	$ (327,178)	$ (219,009)	$ (533,161)	$ (283,052)

The accompanying notes are an integral part of the financial statements

R3 Score Technologies, Inc.

Statement of Changes in Stockholders’ Deficit

	Common Stock Number of Shares	Common Stock Par Value	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
BALANCE, Inception (May 2, 2018)	-	$ -	$ -	$ -	$ -
Founders shares issued for services	7,950,000	80	717	-	797
Net loss, period since inception (May 2, 2018) ended December 31, 2018	-	-	-	(283,052)	(283,052)
Balance, December 31, 2018	7,950,000	80	717	(283,052)	(282,255)
Shares issued for services	6,416,998	64	129,906	-	129,970
Shares issued for cash	987,457	10	19,990	-	20,000
Net loss, six months ended June 30, 2019	-	-	-	(219,010)	(219,010)
Balance, June 30, 2019	15,354,455	154	150,613	(502,062)	(351,295)
Shares issued for services	1,200,000	12	24,293	-	24,305
Net loss, six months ended December 31, 2019	-	-	-	(314,151)	(314,151)
Balance, December 31, 2019	16,554,455	166	174,906	(816,213)	(641,141)
Net loss, period ended June 30, 2020	-	-	-	(327,178)	(327,178)
Balance, June 30, 2020 (unaudited)	16,554,455	$ 166	$ 174,906	$ (1,143,391)	$ (968,319)

The accompanying notes are an integral part of the financial statements

R3 Score Technologies, Inc.

Statements of Cash Flows

	Six Months Ended June 30,		Year ended December 31,	Period from Inception (May 2, 2018) through December 31,
	2020	2019	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:	(unaudited)	(unaudited)
Net loss	$ (327,178)	$ (219,009)	$ (533,161)	$ (283,052)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Share based compensation	-	129,970	154,275	797
Depreciation and amortization	13,232	-	5,851	-
Changes in operating assets and liabilities
(Increase) in accounts receivable	(2,435)	(100,000)	-	-
Increase in accounts payable and accrued liabilities	75,541	57,496	152,938	189,995
Increase in accrued interest expense	12,100	4,015	15,532	2,455
Net cash provided by operating activities	(228,740)	(127,528)	(204,565)	(89,805)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	-	-	(2,250)	-
Investment in intangible assets	(43,837)	-	(55,474)	-
Net cash provided by investing activities	(43,837)	-	(57,724)	-
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related party advances		-	5,000	8,500
Proceeds from third party loans	210,000	110,000	315,000	100,000
Proceeds from SBA Paycheck Protection Program loan	36,789	-	-	-
Common stock issued for cash	-	20,000	20,000	-
Net cash provided by (used in) financing activities	246,789	130,000	340,000	108,500
Net increase in cash	(25,788)	2,472	77,711	18,695
CASH, beginning of period	96,406	18,695	18,695	-
CASH, end of period	$ 70,618	$ 21,167	$ 96,406	$ 18,695
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid in cash	$ -	$ -	$ -	$ -
Income tax paid in cash	$ -	$ -	$ -	$ -
Non-Cash Investing and Financing Activities:
Increase in liability to issue common stock	$ 111,989	$ -	$ -	$ -

The accompanying notes are an integral part of the financial statements

R3 Score Technologies, Inc.

Notes to Financial Statements

(Information as to the six months ended June 30, 2020 is unaudited)

(1) NATURE OF OPERATIONS

R3 Score Technologies, Inc., (“the Company”), was formed on May 2, 2018, under the laws of the State of Delaware.

The Company has developed a financial analysis tool that uses artificial intelligence, machine learning, and human empathy together to provide an accurate assessment of a person’s credit worthiness and reputation without the bias that is inherent in traditional "scores" used by lenders and employers.  The product produces a unique score ranging from 300 to 850, accompanied by a nuanced customer segmentation report that, together, provides actionable information to better align products and services to customers. The products offer more context than traditional criminal background screening tools and/or traditional credit scores. The Company’s products provide decision-makers with more actionable data than what is available on the open market. The products proprietary risk models leverage machine learning and existing cross-sector research in a unique manner for a more robust, holistic view of prospective employees and/or consumers. Activity to date has been focused mostly on the development of the algorithms and unique risk models for the product.

(2) BASIS OF PRESENTATION, USE OF ESTIMATES AND GOING CONCERN

a) Basis of Presentation

The accompanying financial statements have been prepared in accordance with Generally Accepted Accounting Principles ("GAAP") in the United States of America ("U.S.") as promulgated by the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") and with the rules and regulations of the U.S. Securities and Exchange Commission ("SEC"). The financial statements reflect all normal recurring adjustments, which, in the opinion of management, are considered necessary for a fair presentation of the results for the periods shown. The results of operations for the periods presented are not necessarily indicative of the results expected for any future period.

b) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates in the accompanying financial statements involved the valuation of long lived assets, the valuation of common and preferred stock issued as compensation, and valuation allowance on the deferred income tax asset.

c) Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company has sustained losses since inception and has a working capital deficit, accumulated deficit and deficit in stockholder’s equity of approximately $0.6 million;  $1.1 million and $1.0 million at June 30, 2020. These matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance of this report. The Company is expected to have ongoing normal operational expenses as the Company continues to implement its plan of operations. The ability of the Company to continue as a going concern is dependent upon increasing operations, developing sales and obtaining additional capital and financing. The Company is seeking to raise sufficient equity capital to continue its operational plan implementation. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

R3 Score Technologies, Inc.

Notes to Financial Statements

(Information as to the six months ended June 30, 2020 is unaudited)

(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) Cash and cash equivalents

The Company considers all highly liquid securities with original maturities of three months or less when acquired, to be cash equivalents. The Company had no financial instruments that qualified as cash equivalents at June 30, 2020; December 31, 2019 and 2018.

b) Property and equipment

All property and equipment are recorded at cost and depreciated over their estimated useful lives, using the straight-line method.  Upon sale or retirement, the cost and related accumulated depreciation are eliminated from their respective accounts, and the resulting gain or loss is included in the results of operations. Repairs and maintenance charges, which do not increase the useful lives of the assets, are charged to operations as incurred.

c) Impairment of long-lived assets

A long-lived asset is tested for impairment whenever events or changes in circumstances indicate that its carrying value amount may not be recoverable. An impairment loss is recognized when the carrying amount of the asset exceeds the sum of the undiscounted cash flows resulting from its use and eventual disposition. The impairment loss is measured as the amount by which the carrying amount of the long-lived assets exceeds its fair value.

d) Financial instruments and Fair value measurements

ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

ASC 825 also requires disclosures of the fair value of financial instruments. The carrying value of the Company’s current financial instruments, which include cash and cash equivalents, accounts payable, accrued liabilities, loans and convertible debt approximates their fair values because of the short-term maturities of these instruments.

FASB ASC 820 “Fair Value Measurement” clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. It also requires disclosure about how fair value is determined for assets and liabilities and establishes a hierarchy for which these assets and liabilities must be grouped, based on significant levels of inputs as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Quoted prices in active markets for similar assets and liabilities and inputs that are observable for the asset or liability.

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

e) Revenue recognition

Revenue is recognized when earned. Revenue is recognized on a gross basis in accordance with ASC 606. The Company began generating revenue in 2020 via credit/criminal history reports run for individuals, invoiced upon completion.

R3 Score Technologies, Inc.

Notes to Financial Statements

(Information as to the six months ended June 30, 2020 is unaudited)

(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

f) Stock compensation for services rendered

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the shorter of period the employee or director is required to perform the services in exchange for the award or the vesting period. The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

The Company adopted ASU 2018-07 on January 1, 2019 and accounts for non-employee share-based awards in accordance with the measurement and recognition criteria of ASC 718.  The Company used the modified prospective method of adoption.  There was no cumulative effect of adoption on January 1, 2019.

The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option pricing model.

g) Income Taxes

The Company uses the asset and liability method of ASC 740 to account for income taxes. Under this method, deferred income taxes are determined based on the differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements which will result in taxable or deductible amounts in future years and are measured using the currently enacted tax rates and laws. A valuation allowance is provided to reduce net deferred tax assets to the amount that, based on available evidence, is more likely than not to be realized.

The Company follows the provisions of ASC 740-10, Accounting for Uncertain Income Tax Positions. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority.

The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying consolidated balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

As of June 30, 2020 tax years 2018 and 2019 remain open for IRS audit. The Company has received no notice of audit or any notifications from the IRS for any of the open tax years.

h) Convertible Notes With Fixed Rate Conversion Features

The Company may issue convertible notes, which are convertible into common shares at a conversion discount to the price of the common stock at the time of conversion. As the discount amount is uncertain, the Company will measure and recognize in earnings the fair value of the conversion discount at the time of conversion.

i) Debt issue costs

The Company accounts for debt issuance cost paid to lenders, or third parties as debt discounts which are amortized over the life of the underlying debt instrument.

R3 Score Technologies, Inc.

Notes to Financial Statements

(Information as to the six months ended June 30, 2020 is unaudited)

(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

j) Leases

The Company adopted Accounting Standards Update No. 2016-02: “Lease (Topic 842)” as of January 1, 2019 using the effective date method. As a part of our policy, we have chosen to exclude leases with a lease term of one year or less. Accordingly we have no leases over one year and thus the adoption of this standard did not have any effect on the accompanying consolidated financial statements.

k) Recent accounting pronouncements

Certain FASB Accounting Standard Updates (“ASU”) that are not effective until after September 30, 2020 are not expected to have a significant effect on the Company’s consolidated financial position or results of operations.

(4) PROPERTY AND EQUIPMENT

Property and Equipment consists of the following:

	June 30, 2020	December 31, 2019	December 31, 2018
Equipment	2,250	2,250	-
Less: accumulated depreciation	(581)	(207)	-
Total	1,669	2,043	-

The Company capitalized the cost of equipment purchased and is amortizing the cost over their estimated useful life of three years, beginning September 2019. Depreciation expense was $375; $206 and $0 for the six months ended June 30, 2020; the year ended December 31, 2019, and the period since inception (May 2, 2018) ended December 31, 2018, respectively.

(5) INTANGIBLE ASSETS

Intangible assets consists of the following:

	June 30, 2020	December 31, 2019	December 31, 2018
Software	$93,161	52,474	-
Website	8,400	3,000
Less: accumulated amortization	(18,708)	(5,645)	-
Total	$82,853	49,829	-

Amortization expense was $12,857; $5,645 and $0 for the six months ended June 30, 2020; the year ended December 31, 2019, and the period since inception (May 2, 2018) ended December 31, 2018, respectively. Amortization expense will be $15,992 for the second six months 2020; $31,984; $26,424; $4,860; $1,775 and $0 for the years ended December 31, 2021; 2022, 2023, 2024 and 2025, respectively.

R3 Score Technologies, Inc.

Notes to Financial Statements

(Information as to the six months ended June 30, 2020 is unaudited)

(6) ACCRUED EXPENSES

The major components of accrued expenses are:

	June 30, 2020	December 31, 2019	December 31, 2018
Payroll liabilities	$47,031	21,492	-
Accrued interest	17,434	17,987	2,455
Total	$64,465	39,479	2,455

(7) CONVERTIBLE NOTES

Convertible indebtedness was, as follows:

	June 30, 2020	December 31, 2019	December 31, 2018
Note 1	$ -	$ 100,000	$ 100,000
Note 2	10,000	10,000	-
Note 3	100,000	100,000	-
Note 4	15,000	15,000	-
Note 5	42,500	42,500	-
Note 6	57,500	57,500	-
Note 7	50,000	50,000	-
Note 8	25,000	25,000	-
Note 9	200,000	-	-
Note 10	10,000	-	-
Total convertible notes	510,000	400,000	100,000
Less current maturities	(110,000)	(110,000)	-
Long term portion	$ 400,000	$ 290,000	$ 100,000

NOTE 1: On September 18, 2018, the Company entered into an eighteen month loan agreement in the amount of $100,000 with a third party. The note bears interest at the rate of 8%. At maturity, March 17, 2020 the note converted plus accrued interest of $11,989 by contract into 1,439,518 shares of the Company’s common stock. ($0.078 per share)

NOTE 2: On April 18, 2019, the Company entered into an eighteen month loan agreement in the amount of $10,000 with a third party. The note bears interest at the rate of 8%. At June 30, 2020, this note has accrued interest of $962. The note is convertible into 109,365 shares of the Company’s common stock. ($0.091 per share)

R3 Score Technologies, Inc.

Notes to Financial Statements

(Information as to the six months ended June 30, 2020 is unaudited)

(7) CONVERTIBLE NOTES, (continued)

NOTE 3: On June 27, 2019, the Company entered into a two year loan agreement in the amount of $100,000 with a third party. The note bears interest at the rate of 5%. At June 30, 2020, this note has accrued interest of $5,055. This note is convertible into 1,125,235 shares of the Company’s common stock. ($0.089 per share)

NOTE 4: On July 1, 2019, the Company entered into a two year loan agreement in the amount of $15,000 with a third party. The note bears interest at the rate of 5%. At June 30, 2020, this note has accrued interest of $750. This note is convertible into 168,699 shares of the Company’s common stock. ($0.089 per share)

NOTE 5: On July 12, 2019, the Company entered into a two year loan agreement in the amount of $42,500 with a third party. The note bears interest at the rate of 5%. At June 30, 2020, this note has accrued interest of $2,061. This note is convertible into 477,305 shares of the Company’s common stock. ($0.089 per share)

NOTE 6: On July 12, 2019, the Company entered into a two year loan agreement in the amount of $57,500 with a third party. The note bears interest at the rate of 5%. At June 30, 2020, this note has accrued interest of $2,788. This note is convertible into 645,766 shares of the Company’s common stock. ($0.089 per share)

NOTE 7: On August 27, 2019, the Company entered into a two year loan agreement in the amount of $50,000 with a third party. The note bears interest at the rate of 5%. At June 30, 2020, this note has accrued interest of $2,110. This note is convertible into 559,556 shares of the Company’s common stock. ($0.089 per share)

NOTE 8: On October 1, 2019, the Company entered into a two year loan agreement in the amount of $25,000 with a third party. The note bears interest at the rate of 5%. At June 30, 2020, this note has accrued interest of $925. This note is convertible into 277,739 shares of the Company’s common stock. ($0.09 per share)

NOTE 9: On March 25, 2020, the Company entered into a two year loan agreement in the amount of $200,000 with a third party. The note bears interest at the rate of 5%. At June 30, 2020, this note has accrued interest of $2,658. This note is convertible into 1,302,971 shares of the Company’s common stock. ($0.156 per share)

NOTE 10: On April 9, 2020, the Company entered into a two year loan agreement in the amount of $10,000 with a third party. The note bears interest at the rate of 5%. At June 30, 2020, this note has accrued interest of $126. This note is convertible into 65,019 shares of the Company’s common stock. ($0.156 per share)

The Convertible debt matures $10,000 in 2020; $290,000 in 2021, $210,000 in 2022 and $0 thereafter.

(8) RELATED PARTY TRANSACTIONS

a) Short term loans

During the period ended December 31, 2018, the CEO advanced $8,500 to the Company under an undocumented advance which carries no interest and has no stated maturity. During the year ended December 31, 2019, the CEO advanced an additional $5,000 under this undocumented advance.

b) Accounts payable and accrued expenses

The majority of accounts payable and accrued expense balances are owed to related parties, principally the co-founders of the Company.

R3 Score Technologies, Inc.

Notes to Financial Statements

(Information as to the six months ended June 30, 2020 is unaudited)

(9) LIABILITY TO ISSUE COMMON SHARES

In March 2020, a convertible note matured in the amount of $100,000 plus accrued interest of $11,989.04. By contract this note is convertible into 1,439,518 shares of common stock. As the shares have not yet been issued, they are accounted for as a liability to issue shares.

(10) COMMITMENTS AND CONTINGENCIES

a) Leases

The Company occupies approximately four hundred (400) square feet of office space without charge at the residence of our Chief Executive Officer.

d) Legal Matters

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. As of September 30, 2020, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of our operations.

(11) STOCKHOLDERS’ EQUITY

At June 30, 2020; December 31, 2019 and 2018, the Company has 50,000,000 shares of par value $0.00001 common stock authorized and 16,554,455; 16,554,455 and 7,950,000 issued and outstanding, respectively.

In the third quarter 2019, the Company issued 1,200,000 shares of common stock in exchange for services valued at $24,305, or $0.02 per share.

In the second quarter 2019, the Company issued 2,416,998 shares of common stock in exchange for services valued at $48,954, or $0.02 per share. The Company also issued 987,457 shares of common stock in exchange for $20,000 cash, or $0.02 per share.

In the first quarter 2019, the Company issued 4,000,000 shares of common stock in exchange for services valued at $81,016, or $0.02 per share.

In the third quarter 2018, the Company issued 7,950,000 shares of common stock in exchange for founders services valued at $797, or $0.001 per share.

(12) OTHER INCOME

In 2019, the Company entered a contest whereby they presented their concept in front of a panel of judges. The Company was awarded First Place with the concurrent prize of $65,000.

(13) INCOME TAXES

The Company recognizes deferred tax assets and liabilities for the tax effects of differences between the financial statements and tax basis of assets and liabilities. A valuation allowance is established to reduce the deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.

The components of income tax provision (benefit) related to continuing operations are as follows at December 31:

R3 Score Technologies, Inc.

Notes to Financial Statements

(Information as to the six months ended June 30, 2020 is unaudited)

(13) INCOME TAXES, continued

	2019	2018
Current	$ -	$ -
Deferred	$ -	$ -
Total tax provisions	$ -	$ -

The following is a reconciliation of the effective income tax rate with the statutory income tax rate at December 31:

	2019	2018
U.S. Federal statutory income tax rate	(21)%	(21)%
State income tax, net of federal benefit	(1.83)%	(1.83)%
Other temporary differences, net	-	-
Valuation allowance	22.6%	22.6%
	0.0%	0.0%

The net deferred tax assets and liabilities included in the financial statements consist of the following amounts at

December 31:

	2019	2018
Deferred tax assets:
Net operating loss carry forwards	$ 145,392	$ 64,309
Stock based compensation	35,398	182
Other	4,906	-
Total	185,696	64,491
Deferred tax liabilities:	(11,376)	-
Less: valuation allowance	(174,320)	(64,491)
Net deferred tax assets	$ -	$ -

The change in valuation allowance was $109,829 and $64,491 for the periods ended December 31, 2019 and 2018, respectively. We have recorded a 100% valuation allowance related to the deferred tax asset for the loss from operations. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which temporary differences become deductible.

In accordance with the provisions of ASC 740: Income Taxes, we record a liability for uncertain tax positions when it is probable that a loss has been incurred and the amount can be reasonably estimated. At December 31, 2019 and 2018, we have no liabilities for uncertain tax positions. We continually evaluate expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings.

R3 Score Technologies, Inc.

Notes to Financial Statements

(Information as to the six months ended June 30, 2020 is unaudited)

(14) CONCENTRATIONS OF RISK

The Company maintains its cash in bank deposit accounts, which may, at times, may exceed federally insured limits. The Company had no cash balances in excess of FDIC insured limits at June 30, 2020; December 31, 2019 and 2018, respectively.

(15) COVID-19 PANDEMIC

The Company’s management is unable to predict the full impact of COVID-19 on the Company.

The corona virus pandemic and subsequent State of Maryland ordered shut down did not have a significant effect upon the Company’s operations. The Company’s access to capital was moderately curtailed, during the pandemic. The Company, as yet, does not know what the ultimate consequences of the pandemic will be upon its business model. Because of COVID-19 and the uncertainty surrounding economic conditions moving forward the Company cannot predict the full impact, although it has had only a moderate impact to date. The Company’s staff was already working remotely prior to the onset of the pandemic.

(16) SUBSEQUENT EVENTS

a) Convertible Notes

Subsequent to June 30, 2020, the Company entered into the following eight convertible notes:

NOTE 11: On July 3, 2020, the company entered into a two year loan agreement in the amount of $12,000 with a third party. The note bears interest at the rate of 5%.  This note is convertible into 77,140 shares of the Company’s common stock.

NOTE 12: On July 8, 2020, the company entered into a two year loan agreement in the amount of $25,000 with a third party. The note bears interest at the rate of 5%. This note is convertible into 160,600 shares of the Company’s common stock.

NOTE 13: On July 16, 2020, the company entered into a two year loan agreement in the amount of $60,000 with a third party. The note bears interest at the rate of 5%. This note is convertible into 385,025 shares of the Company’s common stock.

NOTE 14: On July 16, 2020, the company entered into a two year loan agreement in the amount of $50,000 with a third party. The note bears interest at the rate of 5%. This note is convertible into 320,854 shares of the Company’s common stock.

NOTE 15: On August 14, 2020, the company entered into a two year loan agreement in the amount of $25,000 with a third party. The note bears interest at the rate of 5%. This note is convertible into 159,800 shares of the Company’s common stock.

NOTE 16: On September 15, 2020, the company entered into a two year loan agreement in the amount of $10,000 with a third party. The note bears interest at the rate of 5%. This note is convertible into 105,283 shares of the Company’s common stock.

NOTE 17: On September 15, 2020, the company entered into a two year loan agreement in the amount of $20,000 with a third party. The note bears interest at the rate of 5%. This note is convertible into 12,574 shares of the Company’s common stock.

NOTE 18: On September 22, 2020, the company entered into a two year loan agreement in the amount of $5,000 with a third party. The note bears interest at the rate of 5%. This note is convertible into 52,642 shares of the Company’s common stock.

b) Merger with Global Boatworks Holdings, Inc.

On September 4, 2020, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Global Boatworks Holdings, Inc., a Florida corporation. Upon completion of the merger, our shareholders will collectively own, as a group, on a fully diluted basis approximately 81% of the combined company. The Merger Agreement was consummated on September 23, 2020.